                                                                     Exhibit 2.1



                           American Seafoods Group LLC

                             American Seafoods, Inc.

                  ASC, Inc. (with respect to Section 3(o) only)

       American Seafoods Holdings LLC (with respect to Section 3(p) only)

                 and the Guarantors listed on Schedule B hereto
                                              ----------

                                  $175,000,000

                   10.125 % Senior Subordinated Notes due 2010

                               Purchase Agreement

                               dated April 4, 2002

                         Banc of America Securities LLC

                             BMO Nesbitt Burns Corp.

                            Scotia Capital (USA) Inc.

                                Table of Contents

SECTION 1.    Representations and Warranties.........................................4
     (a)      No Registration Required...............................................4
     (b)      No Integration of Offerings or General Solicitation....................5
     (c)      Eligibility for Resale Under Rule 144A.................................5
     (d)      The Offering Memorandum................................................5
     (e)      The Purchase Agreement.................................................6
     (f)      New Senior Credit Agreement............................................6
     (g)      The Recapitalization Documents.........................................6
     (h)      The Registration Rights Agreement......................................6
     (i)      Authorization of the Securities and the Exchange Securities............7
     (j)      Authorization of the Indenture.........................................7
     (k)      The DTC Letter of Representations......................................7
     (1)      Description of the Securities and the Indenture........................7
     (m)      No Material Adverse Change.............................................8
     (n)      Independent Accountants................................................8
     (o)      Preparation of the Financial Statements................................8
     (p)      Incorporation of the Companies and their Subsidiaries..................9
     (q)      Capitalization and Other Capital Stock Matters.........................9
     (r)      Non-Contravention of Existing Instruments; No Further Authorizations
              or Approvals Required.................................................10
     (s)      No Material Actions or Proceedings....................................11
     (t)      Intellectual Property Rights..........................................11
     (u)      All Necessary Permits, etc............................................11
     (v)      Title to Properties...................................................12
     (w)      Material Agreements...................................................12
     (x)      Tax Law Compliance....................................................12
     (y)      Each Company Not an "Investment Company"..............................12
     (z)      Insurance.............................................................13
     (aa)     No Price Stabilization or Manipulation................................13
     (bb)     Solvency..............................................................13
     (cc)     No Unlawful Contributions or Other Payments...........................13
     (dd)     Accounting System.....................................................14
     (cc)     Compliance with Environmental Laws....................................14
     (dd)     ERISA Compliance......................................................15
     (gg)     No Default in Senior Debt.............................................15
     (hh)     Taxes; Fees...........................................................15
     (ii)     No Labor Disputes.....................................................15
     (jj)     ASG Inc...............................................................15
SECTION 2.    Purchase, Sale and Delivery of the Securities.........................16
     (a)      The Securities........................................................16
     (b)      The Closing Date......................................................16

     (c)      Delivery of the Securities............................................16
     (d)      Delivery of offering memorandum to the Initial Purchasers.............16
     (e)      Initial Purchasers as Qualified Institutional Buyers..................16
SECTION 3.    Additional Covenants..................................................17
     (a)      Initial Purchasers' Review of Proposed Amendments and Supplements.....17
     (b)      Amendments and Supplements to the Offering Memorandum and Other
              Securities Act Matters................................................17
     (c)      Copies of the Offering Memorandum.....................................17
     (d)      Blue Sky Compliance...................................................17
     (e)      Use of Proceeds.......................................................18
     (f)      The Depositary........................................................18
     (g)      Additional Issuer Information.........................................18
     (h)      Future Agreement Not to Offer or Sell Additional Securities...........18
     (i)      Future Reports to the Initial Purchasers..............................18
     (j)      No Integration........................................................19
     (k)      Legended Securities...................................................19
     (l)      PORTAL................................................................19
     (m)      Rating of Securities..................................................19
     (n)      Repayment of Existing Debt............................................19
     (o)      Repayment of ASC Norway Note..........................................19
     (p)      Repayment of the Holdings Norway Note.................................20
SECTION 4.    Payment of Expenses...................................................20
SECTION 5.    Conditions of the Obligations of the Initial Purchasers...............21
     (a)      Accountants' Comfort Letter...........................................21
     (b)      No Material Adverse Change or Ratings Agency Change...................21
     (c)      Opinion of Counsel for the Companies..................................21
     (d)      Opinion of Counsel for the Initial Purchasers.........................22
     (e)      Officers' Certificate.................................................22
     (f)      Bring-down Comfort Letter.............................................22
     (g)      PORTAL Listing........................................................22
     (h)      Registration Rights Agreement.........................................22
     (i)      Recapitalization of ASLP..............................................23
     (j)      PLC Distribution......................................................23
     (k)      Borrowing Under the New Senior Credit Agreement.......................23
     (l)      Depositary............................................................23
     (m)      Solvency Letter.......................................................23
     (n)      MarAd Approval........................................................23
     (o)      Norway Warrant........................................................24
     (p)      Availability under the Revolving Credit Facility......................24
     (q)      EBITDA Certification..................................................24
     (r)      Release of Guarantee of PLC Debt......................................24
     (s)      Additional Documents..................................................24
SECTION 6.    Reimbursement of Initial Purchasers' Expenses.........................25

SECTION 7.    Offer, Sale and Resale Procedures.....................................25
     (a)      Offers and Sales to QIBs, and non-U.S. Persons........................25
     (b)      No General Solicitation...............................................25
     (c)      Restrictions on Transfer..............................................26
SECTION 8.    Indemnification.......................................................27
     (a)      Indemnification of the Initial Purchasers.............................27
     (b)      Indemnification of the Companies, the Guarantors, Their
              Respective Directors and Officers.....................................28
     (c)      Notifications and Other Indemnification Procedures....................29
     (d)      Settlements...........................................................29
SECTION 9.    Contribution..........................................................30
SECTION 10.   Termination of This Agreement.........................................31
SECTION 11.   Representations and Indemnities to Survive Delivery...................32
SECTION 12.   Notices...............................................................32
SECTION 13.   Successors............................................................33
SECTION 14.   Partial Unenforceability..............................................33
SECTION 15.   Governing Law Provisions; Consent to Jurisdiction.....................33
     (a)      Governing Law.........................................................33
     (b)      Consent to Jurisdiction...............................................33
SECTION 16.   Default of One or More of the Several Initial Purchasers..............34
SECTION 17.   General Provisions....................................................34

SCHEDULE A   -   Initial Purchasers
SCHEDULE B   -   List of Guarantors
SCHEDULE C   -   Subsidiaries of American Seafoods Group, LLC
SCHEDULE D   -   List of Material Agreements
SCHEDULE E   -   List of Vessel Owning Companies
EXHIBIT A    -   Form of Registration Rights Agreement
EXHIBIT B    -   Form of Opinion of New York Counsel for the Companies and the
                 Guarantors
EXHIBIT C    -   Form of Opinion of Washington Counsel for the Companies and the
                 Guarantors
EXHIBIT D    -   Form of Opinion of General Counsel for the Companies and the
                 Guarantors
EXHIBIT E    -   Form of Opinion of Regulatory Counsel for the Companies and the
                 Guarantors with a Favorable MarAd Determination
EXHIBIT F    -   Opinion of Regulatory Counsel of the Companies and the
                 Guarantors without a Favorable MarAd Determination
ANNEX 1      -   Terms and Conditions of Offers and Sales

                               Purchase Agreement

                                                                   April 4, 2002

BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, New York 10019

BMO Nesbitt Burns Corp.
Scotia Capital (USA) Inc.
c/o Banc of America Securities LLC

   As Initial Purchasers

Ladies and Gentlemen:

          Introductory. American Seafoods Group LLC, a Delaware limited
          ------------
liability company ("Group"), and American Seafoods, Inc., a Delaware corporation and wholly owned subsidiary of Group ("ASG Inc." and, together with Group, collectively, the "Companies" and, each individually, a "Company"), propose to issue and sell to Banc of America Securities LLC, BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc. (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in Schedule A of $175,000,000
                                             ----------
aggregate principal amount of their 10.125% Senior Subordinated Notes due 2010 (the "Notes"). Banc of America Securities LLC, BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc. have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

          The Notes will be issued pursuant to an indenture, dated as of April 18, 2002 (the "Indenture"), among the Companies, the Guarantors as defined in the Offering Memorandum (as defined below) (collectively, the "Guarantors"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"). Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depository") pursuant to a letter of representations, to be dated as of the Closing Date (as defined in Section 2) (the "DTC Letter of Representations"), among the Companies, the Guarantors, the Trustee and the Depositary.

          The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of April 18, 2002 (the "Registration Rights Agreement"), among each of the Companies, the Guarantors and the Initial Purchasers, substantially in the form of Exhibit A attached hereto, pursuant to which the Companies and the Guarantors will agree to file, within 120 days of the Closing Date, a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Exchange Securities (as defined below) under the Securities Act of 1933, as amended (the

"Securities Act") (which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally by the Guarantors, pursuant to their guarantees (the "Guarantees"). Each of the Guarantors as of the date of this Agreement is listed in Schedule B attached
                                                         ----------
hereto. The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

          As described in the Offering Memorandum, the proceeds from the offering of the Notes, together with cash on hand generated from the operations of Group and its subsidiaries and $325.9 million in borrowings under a credit agreement to be executed on the Closing Date (the "New Senior Credit Agreement") that will provide up to $390.0 million of senior secured credit facilities consisting of (1) a $75.0 million revolving credit facility (the "Revolving Credit Facility"), (2) a 5.5 year $90.0 million term loan and (3) a 7.5 year $225.0 million term loan B (collectively, the "New Senior Secured Credit Facilities"), will be used to effect a leveraged recapitalization of American Seafoods, L.P., a Delaware limited partnership ("ASLP") and its subsidiaries. This leveraged recapitalization of ASLP shall consist of (i) the cash distribution (the "Special Distribution") to American Seafoods Consolidated LLC, a Delaware limited liability company ("Consolidated"), a portion of the proceeds of which shall be applied to the repayment of the outstanding principal of, and accrued interest on, that certain Senior Subordinated Promissory Note due January 28, 2010, from American Seafoods Holdings LLC ("Holdings") to Norway Seafoods ASA, having an outstanding balance of $56.0 million on the date of this Agreement (the "Holdings Norway Note") and the balance of the proceeds of which will be used to pay certain expenses of Holdings and ASLP and to make the Equity Distribution (as defined below), (ii) the cash distribution to ASC, Inc., a Washington corporation ("ASC"), the proceeds of which shall be applied to the repayment of the outstanding principal of, and accrued interest on, that certain Senior Subordinated Promissory Note due January 28, 2010, from ASC to Norway Seafoods ASA, having an outstanding balance of $62.3 million on the date of this Agreement (the "ASC Norway Note", and together with the Holdings Norway Note, the "Norway Notes", the repayments of the Norway Notes being the "Norway Debt Repayments"), (iii) the refinancing of all existing debt of Group and its subsidiaries under its existing revolving credit and term loan agreement which totaled $190.3 million on the date of this Agreement, including any accrued interest and other costs associated therewith (the "Group Debt Refinancing"), and (iv) the payment of costs and expenses related to the Recapitalization (as defined below) estimated to be approximately $26.6 million.

          The distribution to the limited partners of ASLP and the minority members of Holdings, substantially on a pro-rata basis (other than with respect to the payment to Centre

Partners of management and consulting fees as described in the Offering Memorandum under "Certain Relationships and Related Transactions") in accordance with their respective direct and indirect ownership interests in Holdings, of cash shall be referred to herein as the "Equity Distribution".

          The Special Distribution shall be in an amount equal to the excess of
(x) cash on hand at the Closing Date generated from operations and the proceeds from the offering of the Notes and initial borrowings under the New Secured Credit Facilities in an amount equal to $325.9 million over (y) the sum of the amount required for the Group Debt Refinancing and the repayment of the Norway Notes and to pay the costs and expenses relating to the Recapitalization set forth in (iv) above.

          In connection with the Recapitalization and before the issuance of the Securities, the Company shall effect the distribution to Holdings (the "PLC Distribution") of all of the ownership interests then held by the Company in Pacific Longline Company ("PLC") and its subsidiaries Deep Pacific LLC., Lilli Ann LLC and North Cape Fisheries LLC, each a Washington limited liability company (collectively with PLC, the "PLC Group"). As a result of the PLC Distribution, (x) the documentation governing the indebtedness in the approximate amount of $8,000,000 outstanding under the Revolving Term Note and Loan Agreement dated December 26, 2001 (the "PLC Debt") will be amended so as to eliminate any guaranty or other direct or indirect recourse against Group or any of its subsidiaries, (y) the PLC Debt will no longer constitute a liability of Group and its subsidiaries for financial reporting purposes and (z) no member of the PLC Group will be a direct or indirect subsidiary of Group.

          The Group Debt Refinancing, the Norway Debt Repayments, the making of the Special Distribution, the PLC Distribution (including the release by PLC of Group's guaranty of the PLC Debt) and the Equity Distribution, the entering into and borrowing under the New Senior Secured Credit Facilities, the issuance and sale of the Securities, the payment of costs and expenses relating to the Recapitalization and all other transactions related to the proposed changes in ownership of ASLP and its subsidiaries (including, without limitation, the treatment of the Norway Warrant, the vesting of the options to purchase limited partnership units of ASLP previously granted to executive officers of the Company, the granting of additional options to purchase limited partnership units of ASLP to executive officers of the Company and the other transactions described under the caption "The Recapitalization" in the Offering Memorandum) are collectively referred to herein as the "Recapitalization". Agreements, instruments and documents that may be entered into in connection with the Recapitalization are referred to herein collectively as the "Recapitalization Documents". Other than the PLC Distribution, each aspect of the Recapitalization, including the issuance of the Securities hereunder, shall occur concurrently.

          The Companies understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") under the Securities Act or Regulation S under the Securities Act ("Regulation S")).

          The Companies have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated March 20, 2002 (the "Preliminary Offering Memorandum"), and have prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, describing the terms of the Securities, each for use by the Initial Purchasers in connection with their solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum, dated April 4, 2002, including amendments or supplements thereto, any exhibits thereto, in the most recent form that has been prepared and delivered by the Companies to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3(g)) furnished by the Companies prior to the completion of the distribution of the Securities.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Offering Memorandum.

          Each of the Companies, each of the Guarantors, ASC (solely with respect to Section 3(o)) and Holdings (solely with respect to Section 3(p)) hereby confirms its respective agreement with the Initial Purchasers as follows:

          SECTION 1. Representations and Warranties. Each of the Companies and
                     ------------------------------
each of the Guarantors, hereby jointly and severally represent, warrant and covenant to each Initial Purchaser as follows:

          (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

          (b) No Integration of Offerings or General Solicitation. Neither of the Companies nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Companies, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate") or any person acting on their behalf (other than the Initial Purchasers, as to whom neither of the Companies nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Companies, the Guarantors, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither of the Companies nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Companies, the Guarantors, their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither of the Companies nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 under the Securities Act.

          (c) Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities of either of the Companies or any subsidiary of Group listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

          (d) The Offering Memorandum. The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Companies in writing by any Initial Purchaser, expressly for use in the Offering Memorandum. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4). Neither of the Companies nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities, other than the Preliminary Offering Memorandum or the Offering Memorandum.

          (e) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Companies and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (f) New Senior Credit Agreement. At the Closing Date, the New Senior Credit Agreement will have been duly and validly authorized by each of Group and Consolidated and, when duly executed and delivered by each of Group and Consolidated, will be the valid and legally binding obligation of each of Group and Consolidated, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (g) The Recapitalization Documents. At the Closing Date, each of the Recapitalization Documents, if any, will have been duly authorized, executed and delivered by, and will be the valid and binding agreement of, each of Group or any of its affiliates, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles thereunder; and each aspect of the Recapitalization shall have been consummated as of the Closing Date.

          (h) The Registration Rights Agreement. At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, each of the Companies and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification thereunder may be limited by applicable law. Pursuant to the Registration Rights Agreement, each of the Companies and each Guarantor will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Companies (which will be fully and unconditionally guaranteed by the Guarantors) with terms substantially identical to the Notes (the "Exchange Notes") to be offered in exchange for the Notes (the "Exchange Offer") and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

          (i) Authorization of the Securities and the Exchange Securities. (i) The Securities to be purchased by the Initial Purchasers from the Companies and the Guarantors are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Companies and the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Companies and the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; and (ii) the Exchange Securities have been duly and validly authorized for issuance by each of the Companies and the Guarantors, and when the Exchange Securities have been issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Companies and the Guarantors, enforceable against each of the Companies and the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

          (j) Authorization of the Indenture. The Indenture has been duly authorized by each of the Companies and each Guarantor and, at the Closing Date, will have been duly executed and delivered by each of the Companies and each Guarantor and will constitute a valid and binding agreement of each of the Companies and each Guarantor, enforceable against each of the Companies and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (k) The DTC Letter of Representations. At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of, each of the Companies and each of the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (l) Description of the Securities and the Indenture. The Notes, the Guarantees relating to the Notes, the Indenture, the Exchange Notes and the Guarantees relating to the Exchange Notes conform or will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and, if applicable, the Registration Statement at the time such Registration Statement becomes effective.

          (m) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, management or prospects, whether or not arising from transactions in the ordinary course of business, of Group and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) Group and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of membership interests and no redemptions or repurchases of membership interest by Group or, except for dividends paid by a subsidiary to Group or other subsidiaries of Group, or redemptions or repurchases of membership interests by subsidiaries of Group.

          (n) Independent Accountants. Arthur Andersen LLP (the "Independent Accountants"), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum, are independent public or certified public accountants with respect to the Companies within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

          (o) Preparation of the Financial Statements. The financial statements of Group, together with the related supporting schedules, included in the Offering Memorandum present fairly in all material respects the consolidated financial position of Group and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary-Summary Consolidated Financial Data" and "Selected Historical Financial Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum. The pro forma consolidated condensed financial statements of Group and its subsidiaries and the related notes thereto included under the captions "Offering Memorandum Summary-Summary Consolidated Financial Data" and "Unaudited Pro Forma Condensed Consolidated Financial Statements" and elsewhere in the Offering Memorandum present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (p) Incorporation of the Companies and their Subsidiaries. Each of the Companies, the Guarantors and their respective subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or other organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has corporate power and authority, limited liability company power and authority or organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Companies and the Guarantors, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities, the Indenture, the New Senior Credit Agreement, and each of the Recapitalization Documents, if any. Each of the Companies and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of ASG Inc. has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Group, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Except as otherwise disclosed in the Offering Memorandum, all of the membership interests in each direct or indirect partnership or direct or indirect limited liability company subsidiary of Group are owned by Group, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Group does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule C hereto. ASG Inc. has no
                                             ----------
subsidiaries.

          (q) Capitalization and Other Capital Stock Matters. At April 4, 2002, on a consolidated basis, after giving pro forma effect to: (i) the issuance and sale of the Securities pursuant hereto; (ii) borrowings under the New Senior Credit Agreement; and (iii) the Recapitalization, the Companies would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization", subject to the notes and assumptions included therein (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Offering Memorandum or upon exercise of outstanding options or warrants described in the Offering Memorandum). None of the outstanding membership and other equity or economic interests in Group were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Group. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any membership interest or capital stock of Group or any of its subsidiaries other than those accurately described in the Offering

Memorandum. The description of Group's stock option, stock bonus, unit option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly describes such plans, arrangements, options and rights.

          (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither of the Companies nor any of their subsidiaries (i) is in violation of its certificate of formation or incorporation, as the case may be, or by-laws or limited liability company agreement, as the case may be, or (ii) is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which either of the Companies or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Companies or any of their subsidiaries is subject (each, an "Existing Instrument"), except in the case of (ii) for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Companies' and each Guarantors execution, delivery and performance of this Agreement, the New Senior Credit Agreement, each of the Recapitalization Documents, if any, the Registration Rights Agreement, the DTC Letter of Representations and the Indenture, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum have been duly authorized by all necessary corporate action or limited liability company action, as the case may be, and (i) will not result in any violation of the provisions of the certificate of formation or certificate of incorporation, as the case may be, or by-laws or limited liability company agreement, as the case may be, of either of the Companies or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, encumbrances or unobtained consents as would not, individually or in the aggregate, result in a Material Adverse Change, and
(iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Companies or any of their subsidiaries, including, without limitation, pursuant to maritime law or the rules or regulations of the Maritime Administration of the Department of Transportation (the "MarAd"). Except as otherwise disclosed in the Offering Memorandum under the caption "Risk Factors--Risks Relating to Our Industry and its Regulation--Our structure is subject to continuing review under complex rules regulating non U.S. citizen ownership and control of fishing vessels", no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, including, without limitation, pursuant to maritime law or the rules or regulations of the MarAd, is required for either of the Companies' or each Guarantors execution, delivery and performance of this Agreement, the New Senior Credit Agreement, each of the Recapitalization Documents, if any, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, or the issuance and delivery of the Securities or the

Exchange Securities, or consummation of the Recapitalization or of the other transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Companies or the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act and applicable state securities or blue sky laws and except such as may be required by federal and state securities laws or the Trust Indenture Act with respect to either the Company's or each Guarantors obligations under the Registration Rights Agreement. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Companies or any of their subsidiaries.

          (s) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of Group's knowledge, threatened: (i) against Group or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, Group or any of its subsidiaries, where in any such case described in clause (i) or (ii) (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to Group or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Memorandum in the "The Recapitalization" section.

          (t) Intellectual Property Rights. Group and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such Intellectual Property Rights would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither Group nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change and neither of the Companies nor any of their subsidiaries is in default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct their business as now conducted or contemplated except where such a default would not result in a Material Adverse Change.

          (u) All Necessary Permits, etc. Each of Group and its subsidiaries possess such valid and current certificates, authorizations, permits and licenses issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (including all certificates, authorizations, permits and licenses relating to the ownership of fishing vessels and all fishing and fish processing rights, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature necessary for Group and its subsidiaries to conduct their business as described in the Offering Memorandum) except where the failure to possess such certificates, authorizations, permits and licenses would not result in a Material Adverse Change, and neither of the Companies nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

          (v) Title to Properties. Each of Group and its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by Group or any such subsidiary and except for liens described in the Offering Memorandum under "Risk Factors--Risks Relating to Our Industry and its Regulation--Our vessels are subject to liens imposed by operation of maritime law, which could lead to foreclosure." The real property, improvements, equipment and personal property held under lease by Group or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by Group or any such subsidiary.

          (w) Material Agreements. The agreements, contracts or instruments listed in Schedule D attached hereto are the only material agreements, contracts
          ----------
or instruments binding upon any of Group and its subsidiaries or that will be binding upon any of Group or its subsidiaries after the consummation of the Recapitalization, that are material to the operation of the business of Group and its subsidiaries, taken as a whole.

          (x) Tax Law Compliance. Each of Group and its subsidiaries has filed all federal, state and foreign income and franchise tax returns required to have been filed and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except, in each case, as may be being contested in good faith and by appropriate proceedings. Each of Group and its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of Group or any of its subsidiaries has not been finally determined.

          (y) Each Company Not an "Investment Company". Each of the Companies and the Guarantors has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Companies and the Guarantors are not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of the Investment Company Act and each of the

Companies and each of the Guarantors will conduct its business in a manner so that it will not become subject to the Investment Company Act during the term of the Notes.

          (z) Insurance. Except as described in the Offering Memorandum under the section "Business--Insurance", each of Group and its subsidiaries is insured by recognized, and to Group's knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by Group and its subsidiaries against theft, damage, destruction and acts of vandalism. Group, in its reasonable judgment, has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither Group nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

          (aa) No Price Stabilization or Manipulation. Neither of the Companies nor any Guarantor has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Companies to facilitate the sale or resale of the Securities.

          (bb) Solvency. Each of ASLP, Holdings, each of the Companies and each Guarantor is, and after giving effect to (i) the sale of the Securities, (ii) the borrowings under the New Senior Credit Agreement as contemplated in the Offering Memorandum, (iii) the PLC Distribution and (iv) the Recapitalization and the application of the proceeds therefrom will be, Solvent. As used herein, the term "Solvent" means, with respect to each Company and each Guarantor on a particular date, that on such date (i) the fair value of its assets is greater than the total amount of its liabilities (including contingent liabilities),
(ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured, (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted after giving due consideration to the prevailing practice in the industry in which it is engaged or is to engage.

          (cc) No Unlawful Contributions or Other Payments. Neither Group nor any of its subsidiaries nor, to the best of either Companies' or any Guarantor's knowledge, any employee or agent of Group or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

          (dd) Accounting System. Group maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (ee) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither Group nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of Group or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has Group or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Group or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which any of the Companies or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by either of the Companies or any of their subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of either of the Companies' or any Guarantor's knowledge, threatened against Group or any of its subsidiaries or any person or entity whose liability for any Environmental Claim Group or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of either Companies' or any Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against Group or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Group or any of its subsidiaries has retained or assumed either contractually or by operation of law.

          (ff) ERISA Compliance. Each of Group and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by Group, its subsidiaries or its "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to Group or a subsidiary, any member of any group of organizations described in Sections 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which Group or such subsidiary is a member. No "reportable event" (as defined under ERISA which is not otherwise waived) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by Group, its subsidiaries or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by Group, its subsidiaries or any of its ERISA Affiliates and which is covered by Title IV of ERISA, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) which could reasonably result in material liability. Neither Group, its subsidiaries nor any of its ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by either Company, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

          (gg) No Default in Senior Debt. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Debt (as defined in the Indenture).

          (hh) Taxes; Fees. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Companies and the Guarantors of the Securities.

          (ii) No Labor Disputes. No material labor dispute with the employees of Group or any of its subsidiaries exists or, to the knowledge of Group, is imminent; and Group is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal customers, suppliers, manufacturers or contractors that would result in a Material Adverse Change.

          (jj) ASG Inc. ASG Inc. has no subsidiaries and has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement.

          Any certificate signed by an officer of either Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by such Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

          SECTION 2. Purchase, Sale and Delivery of the Securities.
                     ---------------------------------------------

          (a) The Securities. The Companies agree to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Companies the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of
                                             ----------
97.00% of the principal amount thereof payable on the Closing Date.

          (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Companies and the Initial Purchasers) at 9:00 a.m., New York City time, on April 18, 2002, or such other time and date as the Initial Purchasers shall designate by notice to the Companies (the time and date of such closing are called the "Closing Date").

          (c) Delivery of the Securities. The Companies shall deliver, or cause to be delivered, to Banc of America Securities LLC for the account of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

          (d) Delivery of Offering Memorandum to the Initial Purchasers. Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Companies shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

          (e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Companies that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act (an "Accredited Investor") and (ii) it will comply with all requirements of Rule

144A or Regulation S under the Securities Act including, without limitation, the terms and conditions of offers and sales set forth in Annex I.

          SECTION 3. Additional Covenants. Each of the Companies, each of the
                     --------------------
Guarantors, ASC (solely with respect to Section 3(o)) and Consolidated (solely with respect to Section 3(p)), further jointly and severally covenant and agree with each Initial Purchaser as follows:

          (a) Initial Purchasers' Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Companies shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Companies shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

          (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Companies agree to promptly prepare (subject to Section 3(a) hereof), and furnish at their own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

          Each of the Companies and each Guarantor hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, amendment or supplement referred to in this Section 3(b).

          (c) Copies of the Offering Memorandum. Group agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

          (d) Blue Sky Compliance. Each of the Companies and each Guarantor shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither of the Companies nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. Group will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Companies shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

          (e) Use of Proceeds. The Companies and the Guarantors shall apply the net proceeds from the sale of the Securities, together with borrowings under the New Senior Credit Agreement, in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

          (f) The Depositary. The Companies and the Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

          (g) Additional Issuer Information. The Companies and the Guarantors shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers. Additionally, at any time when the Companies are not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Companies and the Guarantors shall furnish, at their expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information ("Additional Issuer Information") satisfying the requirements of subsection d(4) of Rule 144A.

          (h) Future Agreement Not to Offer or Sell Additional Securities. During the period of 180 days following the date of the Offering Memorandum, neither Company will, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of either Company substantially similar to the Securities or securities exchangeable for or convertible into debt securities of either Company substantially similar to the Securities (other than as contemplated by this Agreement and to register the Exchange Securities).

          (i) Future Reports to the Initial Purchasers. For so long as any Securities or Exchange Securities remain outstanding, the Companies and the Guarantors will furnish to Banc of America Securities LLC as soon as practicable after the end of each fiscal year, copies of the Annual Report of Group containing the balance sheet of Group as of the close of such fiscal year and statements of income, stockholders' equity or its equivalent and cash flows for the year then ended and the opinion thereon of Group's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by Group with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of Group mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

          (j) No Integration. Each of the Companies agrees that it will not and will cause its Affiliates not to make any offer or sale of its securities of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Companies to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

          (k) Legended Securities. Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

          (l) PORTAL. The Companies and the Guarantors will use their best efforts to cause the Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

          (m)Rating of Securities. The Companies and the Guarantors shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.

          (n) Repayment of Existing Debt. Group agrees to repay or to cause its affiliates to repay all of its existing debt obligations (including, but not limited to, (i) the Norway Debt Repayments; (ii) the release of Group's guarantee of the PLC Debt; and (iii) Group's existing Senior Debt (as defined in the Indenture), provided, however, that any such obligation related to Group's lease of the fishing rights of Rebecca Ann Fisheries, Inc. pursuant to a Fishing Rights Agreement between Group and Rebecca Ann Fisheries, Inc. dated January 28, 2000 shall remain outstanding after the Closing Date) with proceeds from the issuance and sale of the Securities or from the funding of the New Senior Secured Credit Facilities or cash on hand generated from the operations of the Company.

          (o) Repayment of ASC Norway Note. Upon consummation of the Recapitalization, ASC agrees (i) to repay all of its existing debt obligations under the ASC

Norway Note with proceeds from the cash distribution to ASC and (ii) to cause Norway Seafoods ASA to cancel the ASC Norway Note.

          (p) Repayment of the Holdings Norway Note. Upon consummation of the Recapitalization, Holdings agrees (i) to repay all of its existing debt obligations under the Holdings Norway Note with proceeds from the Special Distribution to Holdings and (ii) to cause Norway Seafoods ASA to cancel the Holdings Norway Note.

          Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Companies and the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

          SECTION 4. Payment of Expenses. Each of the Companies and each of the
                     -------------------
Guarantors jointly and severally agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs); (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers; (iii) all fees and expenses of the Companies' and the Guarantors' counsel, independent public or certified public accountants and other advisors; (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Letter of Representations, and the Notes and the Guarantees; (v) all filing fees, attorneys' fees and expenses incurred by the Companies, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions; (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market; (viii) any reasonable and documented fees, disbursements and other charges of counsel to the Initial Purchasers, including fees incurred in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities; (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Companies and the Guarantors in connection with approval of the Securities by the Depositary for "book-entry" transfer; (x) the performance by the Companies and the Guarantors of their respective other obligations under this Agreement; and (xi) all other expenses that have been agreed to be paid by ASLP and Group in connection with the offering of the Securities, as described in the commitment and engagement letter dated March 8, 2002 (the "Commitment Letter"), entered into among ASLP, Group, the Initial Purchasers and certain of their affiliates. Except as provided in this Section 4, Section 6, Section 8 and
Section 9 hereof and as set forth in the Commitment Letter, each of the Initial Purchasers shall pay its own expenses, including the fees and disbursements of its respective counsel.

          SECTION 5. Conditions of the Obligations of the Initial Purchasers.
                     -------------------------------------------------------
The obligations of the Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Companies and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by either Company or any Guarantor of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

          (a) Accountants' Comfort Letter. On the date hereof, the Initial Purchasers shall have received from the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 71, 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

          (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

          (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

          (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of either Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

          (c) Opinion of Counsel for the Companies. On the Closing Date, the Initial Purchasers shall have received (i) the favorable opinion of Debevoise & Plimpton, New York counsel for the Companies and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit B, (ii) the favorable opinion of Mundt MacGregor LLP, Washington counsel for the Companies and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit C hereto, (iii) the favorable opinion of Michael Hyde, general counsel for the Companies and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit D hereto and (iv) the favorable opinion of Preston Gates Ellis &

Rouvelas Meeds LLP, regulatory counsel for the Companies and the Guarantors, dated as of such Closing Date, to the effect set forth in Section 5(n).

          (d) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Initial Purchasers shall have received (i) the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers and (ii) the favorable opinion of Holmes Weddle & Barcott, P.C., regulatory counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

          (e) Officers' Certificate. On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Managing Director, Chief Executive Officer or President of each Company and each of the Guarantors and the Chief Financial Officer or Chief Accounting Officer of each Company and each of the Guarantors, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of each of the Companies and each of the Guarantors, as the case may be, set forth in
     Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

          (iii) the Companies and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (f) Bring-down Comfort Letter. On the Closing Date, the Initial Purchasers shall have received from the Independent Accountants a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

          (g) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on the PORTAL market.

          (h) Registration Rights Agreement. Each of the Companies and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

          (i) Recapitalization of ASLP. Contemporaneously with the closing of the transaction contemplated by this Agreement, ASLP shall have completed the Recapitalization as contemplated in the Offering Memorandum and as described in "The Recapitalization" section thereunder. The terms and conditions of the Recapitalization, to the extent not described in the Offering Memorandum, shall be satisfactory to Banc of America Securities LLC in its reasonable judgment.

          (j) PLC Distribution. On or prior to the Closing Date, Group shall have completed the PLC Distribution in the manner contemplated in the Offering Memorandum.

          (k) Borrowing Under the New Senior Credit Agreement. Contemporaneously with the closing of the transaction contemplated by this Agreement Group shall have borrowed under the New Senior Credit Agreement, as contemplated in the Offering Memorandum, and the New Senior Credit Agreement shall have been executed by each of the Companies, the Guarantors and each lender thereunder, and shall be in full force and effect and all conditions to the initial borrowing shall have been satisfied.

          (l) Depositary. At the Closing Date, the Notes will be eligible for clearance and settlement through the facilities of the Depositary.

          (m) Solvency Letter. On the Closing Date, the Initial Purchasers shall have received a copy, addressed to the Initial Purchasers, of the solvency letter to be delivered under the New Senior Credit Agreement.

          (n) MarAd Approval. On or prior to the Closing Date, the Initial Purchasers shall have received all consents, approvals, authorizations or other orders of or registration or filing with the MarAd required or, in the reasonable judgment of Banc of America Securities LLC, advisable in connection with the Recapitalization, including either (i) a confirmation by MarAd that upon completion of the Recapitalization and receipt of executed Supplemental Affidavits of U.S. Citizenship of American Seafoods L.P., ASC Management, Inc. and Holdings, MarAd will issue a renewed determination that each of the vessel owing companies of Group set forth in Schedule E hereto (the "Vessel Owning
                                      ----------
Companies") (a) is qualified as a United States Citizen within the meaning of
Section 2(c) of the Shipping Act, 1916 and (b) is eligible to document its corresponding vessel with a fishery endorsement under the new requirements of 46 U.S.C. (S) 12102(c) which became effective on October 1, 2001 ((a) and (b) shall be collectively referred to herein as a "Favorable MarAd Determination") and the favorable opinion of Preston Gates Ellis & Rouvelas Meeds LLP, regulatory counsel for the Companies and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit E hereto or (ii), in the event MarAd has not delivered a Favorable MarAd Determination on or prior to the Closing Date, the favorable opinion of Preston Gates Ellis & Rouvelas Meeds LLP, regulatory counsel for the Companies and the Guarantors, dated as of such Closing Date, the form of which is attached as Exhibit F hereto (it being understood and agreed that (i) the affidavits supporting opinion 4 in Exhibit F shall be substantially identical to the affidavits supporting the opinion delivered by Preston Gates Ellis & Rouvelas Meeds LLP to the Initial Purchasers on April 2, 2002 (the "Pre-Pricing Opinion") and (2) any affidavits in the Pre-Pricing Opinion that were delivered in draft form shall be executed, in the same form, on the Closing Date).

          (o) Norway Warrant. On the Closing Date, the Initial Purchasers shall be satisfied that the warrant issued by ASLP to Norway Seafoods ASA for 106,875 limited partnership units of ASLP (the "Norway Warrant"), (1) shall not have been transferred to any person or entity, (2) shall not have been exercised by the current holder of the Norway Warrant and (3) continues to be held by the current holder thereof.

          (p) Availability under the Revolving Credit Facility. On the Closing Date, there shall be no less than $60 million of funds available to be drawn under the Revolving Credit Facility, after giving effect to the Recapitalization and all borrowings under the Revolving Credit Facility on such date. The Initial Purchasers shall be satisfied with the amount, terms, conditions and holders of all intercompany debt and all debt and other material liabilities of ASLP or any of its subsidiaries owing to third parties to be outstanding on and after the Closing Date.

          (q) EBITDA Certification. On the Closing Date, the Initial Purchasers shall have received a written certification from the chief financial officer of Group that (1) the consolidated adjusted EBITDA of Group and its subsidiaries for the year ended December 31, 2001 was not less than $107.8 million (with adjusted EBITDA to be determined in accordance with GAAP and adjusted in a manner that is substantially consistent with Exhibit B to the Commitment Letter), and (2) the pro forma ratio of total debt of Group and its subsidiaries at December 31, 2001 to the consolidated adjusted EBITDA of Group and its subsidiaries for the year ended December 31, 2001 (which pro forma ratio shall be calculated reflecting the Recapitalization on a pro forma basis and be satisfactory to the Initial Purchasers in their reasonable judgment; it being understood and agreed that any debt incurred to pay the Additional Fee (as defined in the Commitment Letter) shall be excluded from the numerator of such calculation) was not greater than 4.6:1.0.

          (r) Release of Guarantee of PLC Debt. On or prior to the Closing Date, Group shall have obtained the release, by Northwest Farm Credit Services, PCA, of Group's guarantee of the PLC Debt.

          (s) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such additional information and documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Companies at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 6. Reimbursement of Initial Purchasers' Expenses. If this
                     ---------------------------------------------
Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of either Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Companies and the Guarantors jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand an aggregate amount not to exceed 50% of the reasonable and documented out-of-pocket fees and expenses that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees, disbursements and other charges of Shearman & Sterling, counsel to the Initial Purchasers and of any special and local counsel retained by the Initial Purchasers, printing expenses, travel expenses, expenses incurred in connection with roadshow presentations, postage, facsimile and telephone charges, as has been agreed to be paid by ASLP and Group, as described in the Commitment Letter.

          SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial
                     ---------------------------------
Purchasers, on the one hand, and each of the Companies and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

          (a) Offers and Sales to QIBs, and non-U.S. Persons. Offers and sales of the Securities will be made only by the Initial Purchasers or their Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

          (b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) or directed selling efforts (within the meaning of Rule 902 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

          (c) Restrictions on Transfer. Upon original issuance by the Companies, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (ii) TO THE ISSUERS OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE

          SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          The Initial Purchasers shall not be liable or responsible to either Company or any Guarantor for any losses, damages or liabilities suffered or incurred by either Company or any Guarantor, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security other than any such losses, damages, or liabilities arising from the sale of the Securities by the Initial Purchasers to Subsequent Purchasers.

          SECTION 8. Indemnification.
                     ---------------

          (a) Indemnification of the Initial Purchasers. Each of the Companies and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Companies and/or any Guarantor sought to be bound), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(ii) in whole or in part upon any inaccuracy in the representations and warranties of either Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of either Company or any Guarantor to perform its obligations hereunder or under law; or (iv) upon any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Companies and the Guarantors shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence, willful misconduct or knowing violation of any resale provision of Rule 144A or Regulation S; and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Companies by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Companies or the Guarantors may otherwise have.

          (b) Indemnification of the Companies, the Guarantors, Their Respective Directors and Officers. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Guarantors and each of their directors and each person, if any, who controls the Companies or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Companies, the Guarantors or any such director, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Companies by the Initial Purchasers expressly for use therein; and to reimburse the Companies, the Guarantors or any such director or controlling person for any legal and other expenses reasonably incurred by the Companies, the Guarantors or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Companies hereby acknowledge that the only information that the Initial Purchasers have furnished to the Companies expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) as the last paragraph on introductory page (ii) of the Offering Memorandum concerning stabilization by the Initial Purchasers and (B) the sixth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have for contribution or otherwise under this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Initial Purchasers in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that (i) it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          SECTION 9. Contribution. If the indemnification provided for in
                     ------------
Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Companies or the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Companies and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Companies or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

          The Companies, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

          Notwithstanding the provisions of this Section 9, the Initial Purchasers shall not be required to contribute any amount in excess of the discount received by the Initial Purchasers in connection with the Securities distributed by them. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.
                                                 ----------

          For the purposes of this Section 9, each director, officer and employee of the Initial Purchasers and each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of either Company or any Guarantor, and each person, if any, who controls either Company or any Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as either Company or any Guarantor.

          SECTION 10. Termination of This Agreement. Prior to the Closing Date,
                      -----------------------------
this Agreement may be terminated by the Initial Purchasers by notice given to the Companies if at any time (i) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, Washington or any other state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) either of the Companies or any Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Companies or such Guarantors regardless of whether or not such loss shall have been insured.

Any termination pursuant to this Section 10 shall be without liability on the part of (a) either Company or any Guarantor to any Initial Purchaser, except that each Company and each Guarantor shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to either Company or any Guarantor, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

          SECTION 11. Representations and Indemnities to Survive Delivery. The
                      ---------------------------------------------------
respective indemnities, agreements, representations, warranties and other statements of the Companies and the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, either Company, any Guarantor or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

          SECTION 12. Notices. All communications hereunder shall be in writing
                      -------
and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

          If to the Initial Purchasers:

               Banc of America Securities LLC
               9 West 57th Street
               New York, NY 10019
               Facsimile: 212-847-5038
               Attention: James G. Rose, Jr.

          with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10022
               Facsimile: 212-848-7179
               Attention: Rohan S. Weerasinghe

          If to the Companies or the Guarantors:

               American  Seafoods Group LLC
               Market Place Tower
               2025 First Avenue, Suite 1200
               Seattle, WA 98121
               Facsimile: 206-448-0303
               Attention: Michael J. Hyde
          with a copy to:

               Debevoise & Plimpton
               919 Third Avenue
               New York,  NY  10022
               Facsimile: 212-909-6836
               Attention: Jeffrey J. Rosen

Any party hereto may change the address for receipt of communications by giving written notice to the others.

          SECTION 13. Successors. This Agreement will inure to the benefit of
                      ----------
and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and
Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

          SECTION 14. Partial Unenforceability. The invalidity or
                      ------------------------
unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

          SECTION 15. Governing Law Provisions; Consent to Jurisdiction.
                      -------------------------------------------------

          (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

          (b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 16. Default of One or More of the Several Initial Purchasers.
                      --------------------------------------------------------
If any one of the Initial Purchasers shall fail or refuse to purchase Securities that it has agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date. If any of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Companies for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Companies shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

          As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. This Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

          SECTION 17. General Provisions. This Agreement constitutes the entire
                      ------------------
agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, except with respect to the matters set forth in the Commitment Letter and that certain related side letter between the Company and Banc of America Securities LLC relating to circumstances in which borrowings under the Revolving Credit Facility may exceed $5 million. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Companies the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                        Very truly yours,

                                        AMERICAN SEAFOODS GROUP LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AMERICAN SEAFOODS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        GUARANTORS:


                                        AMERICAN CHALLENGER LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AMERICAN DYNASTY LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        AMERICAN SEAFOODS COMPANY LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AMERICAN SEAFOODS INTERNATIONAL LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AMERICAN SEAFOODS PROCESSING LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AMERICAN TRIUMPH LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE HADLEY GROUP LTD.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        KATIE ANN LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NEW BEDFORD SEAFOODS LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NORTHERN EAGLE LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NORTHERN HAWK LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        NORTHERN JAEGER LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        OCEAN ROVER LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        With respect to Section 3(o) only


                                        ASC, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        With respect to Section 3(p) only


                                        AMERICAN SEAFOODS HOLDINGS LLC


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

          The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC

BMO NESBITT BURNS CORP.

SCOTIA CAPITAL (USA) INC.


By: BANC OF AMERICA SECURITIES LLC


By:
   -------------------------------------
       Name:
       Title:

                                                                      SCHEDULE A

                               INITIAL PURCHASERS

                                                               Aggregate
                                                            Principal Amount
                                                             of Securities
Initial Purchasers                                           to be Purchased
------------------                                          ----------------

Banc of America Securities LLC ..........................     $157,500,000
BMO Nesbitt Burns Corp. .................................        8,750,000
Scotia Capital (USA) Inc ................................        8,750,000
                                                              ------------
   Total ................................................     $175,000,000
                                                              ============

                                                                      SCHEDULE B

                                   GUARANTORS

             Guarantor                 Jurisdiction of Organization
             ---------                 ----------------------------

American Challenger LLC                          Delaware

American Dynasty LLC                             Delaware

American Seafoods Company LLC                    Delaware

American Seafoods International LLC              Delaware

American Seafoods Processing LLC                 Delaware

American Triumph LLC                             Delaware

The Hadley Group Ltd.                            Delaware

Katie Ann LLC                                    Delaware

New Bedford Seafoods LLC                         Delaware

Northern Eagle LLC                               Delaware

Northern Hawk LLC                                Delaware

Northern Jaeger LLC                              Delaware

Ocean Rover LLC                                  Delaware

                                                                      SCHEDULE C

                  SUBSIDIARIES OF AMERICAN SEAFOODS GROUP, LLC

            Subsidiary                  Jurisdiction of Organization
            ----------                  ----------------------------

American Challenger LLC                           Delaware

American Dynasty LLC                              Delaware

American Seafoods Company LLC                     Delaware

American Seafoods International LLC               Delaware

American Seafoods Processing LLC                  Delaware

American Triumph LLC                              Delaware

The Hadley Group Ltd.                             Delaware

Katie Ann LLC                                     Delaware

New Bedford Seafoods LLC                          Delaware

Northern Eagle LLC                                Delaware

Northern Hawk LLC                                 Delaware

Northern Jaeger LLC                               Delaware

Ocean Rover LLC                                   Delaware

American Seafoods Company Japan Ltd.               Japan

                                                                      SCHEDULE D

                           LIST OF MATERIAL AGREEMENTS

1. the Pollock Conservation Cooperative Agreement, dated December 1998, granting American Seafoods Company the right to harvest and process 16.57% of the directed pollock catch;

2. the High Seas Catchers' Cooperative Agreement, dated December 1998, granting American Seafoods Company the right to harvest 0.31 % of the directed pollock catch;

3. the CDQ Royalty Agreement for 2001 and 2002, dated October 12, 2000, among American Seafoods Company LLC and Coastal Villages Region Fund, whereby American Seafoods Company LLC purchases from Coastal Villages Region Fund 2.4% of the total allowable catch;

4. the Fishing Rights Lease Agreement, dated January 28, 2000, between American Seafoods Company and Rebecca Ann Fisheries, Inc., whereby Rebecca Ann Fisheries, Inc. leases to American Seafoods Company its right to harvest 0.623% of the directed pollock catch;

5.   the New Senior Credit Agreement;

6. the Credit Agreement, dated January 28, 2000, among American Seafoods Group LLC, American Seafoods Holdings LLC, American Seafoods Consolidated LLC, ASC, Inc., U.S. Bank National Association, as syndication agent, Bank of America, N.A., as administrative agent, issuing lender and swingline lender, and certain banks and other financial institutions from time to time parties thereto;

7. the Agreement, dated January 28, 2000, among American Seafoods Company, American Seafoods Consolidated LLC and Aker RGI ASA;

8.   the Registration Rights Agreement; and

9.   the Indenture.

                                                                      SCHEDULE E

                             VESSEL OWNING COMPANIES

Vessel Owner                           Official Vessel No.
------------                           ------------------

American Challenger LLC                      633219
American Dynasty LLC                         951307
American Triumph LLC                         646737
Katie Ann LLC                                518441
Northern Eagle LLC                           506694
Northern Hawk LLC                            643771
Northern Jaeger LLC                          621069
Ocean Rover LLC                              552100

                                                                       EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT B

    FORM OF OPINION OF NEW YORK COUNSEL FOR THE COMPANIES AND THE GUARANTORS

          Opinion of counsel for the Companies to be delivered pursuant to
Section 5 (c)(i) of the Purchase Agreement.

          We have acted as special counsel to American Seafoods Group LLC, a Delaware limited liability company (the "Company"), and American Seafoods, Inc., a Delaware corporation ("ASI" and, together with the Company, the "Issuers"), in connection with (a) the issuance and sale by the Issuers on
                                     -
     this day of $175,000,000 aggregate principal amount of 10.125% notes due 2010 (the "Notes") to Banc of America Securities LLC, BMO Nesbitt Burns Corp. and Scotia Capital (USA) Inc. (the "Initial Purchasers") pursuant to the Purchase Agreement, dated as of April 4, 2002 (the "Purchase Agreement"), among the Issuers, each of the guarantors party thereto (the "Guarantors"), ASC, Inc., American Seafoods Holdings LLC and the Initial Purchasers, and (b) the preparation of (i) the Purchase Agreement, (ii) the
                      -                      -                           --
     Indenture, dated as of April 18, 2002 (the "Indenture"), among the Issuers, the Guarantors and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), (iii) the Registration Rights Agreement, dated as of April 18,
                  ---
     2002 (the "Registration Rights Agreement"), among the Issuers, the Guarantors and the Initial Purchasers and (iv) the Offering Memorandum,
                                                --
     dated April 4, 2002, relating to the Notes (the "Offering Memorandum"). The Notes are to be guaranteed by the Guarantors on a senior subordinated basis pursuant to guarantees given in accordance with the Indenture (the "Guarantees" and, together with the Notes, the "Securities"). All capitalized terms used herein without definition have the respective meanings specified in the Purchase Agreement. For purposes hereof, the "Recapitalization" means the Group Debt Refinancing, the Norway Debt Repayments, the making of the Special Distribution, the PLC Distribution (including the release by PLC of the Company's guaranty of the PLC Debt) and the Equity Distribution, the entering into and borrowing under the New Senior Credit Agreement, the issuance and sale of the Notes and the payment of costs and expenses relating to the Recapitalization. We are delivering this letter to you pursuant to Section 5(c)(i) of the Purchase Agreement.

          In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Issuers and the Guarantors, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinions expressed in paragraphs 1 through 18 below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of officers of the Issuers and the Guarantors delivered to us, the representations and warranties of the parties to the Purchase Agreement that are contained in or made pursuant to the Purchase Agreement and certificates and other statements or information of or from public officials and officers and representatives of the Issuers, the Guarantors and others. We have assumed performance of and compliance with the covenants and agreements contained in the Purchase Agreement by the parties thereto, compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Purchase Agreement and the Offering Memorandum, the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to which the Initial Purchasers initially resell Notes, and receipt by each such purchaser of a copy of the Offering Memorandum prior to such sale. We have also assumed that (a) each Initial
                                                               -
     Purchaser has the power and authority to enter into and perform its obligations under the Purchase Agreement and the Registration Rights Agreement, (b) the Purchase Agreement and the Registration Rights Agreement
                 -
     have been duly authorized, executed and delivered by each Initial Purchaser and are valid, legally binding and enforceable upon each Initial Purchaser,
     (c) the Trustee has the power and authority to enter into and perform its
      -
     obligations under the Indenture, (d) the Indenture has been duly
                                       -
     authorized, executed and delivered by the Trustee and is valid, legally binding and enforceable upon the Trustee and (e) the Notes have been, and
                                                   -
     the Exchange Notes will be, duly authenticated by the Trustee in the manner provided in the Indenture.

          Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

          1. ASI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. ASI has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the DTC Letter of Representations.

          2. The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware. The Company has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Exchange Notes and the DTC Letter of Representations.

          3. Each of the Guarantors has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to (a)
                                                                           -
     own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and (b) enter into and perform its
                                               -
     obligations under the Indenture, the Registration Rights Agreement, the Purchase Agreement, the DTC Letter of Representations and the documents evidencing the Guarantees.

          4. All of the issued and outstanding shares of capital stock of ASI have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by the Company, directly or through subsidiaries. Based solely on our review of the limited liability company agreements of the Company and each Guarantor, all of the membership interests in each Guarantor that is a limited liability company subsidiary of the Company are owned by the Company, directly or through subsidiaries, as, and to the extent, set forth in the relevant limited liability company agreements.

          5. The transactions set forth in the Offering Memorandum under the caption "The Recapitalization," to the extent requiring action by either the Issuers or a Guarantor, have been duly authorized by each such Issuer and Guarantor. The Company and each Guarantor have the limited liability power and authority to enter into the transactions set forth in the Offering Memorandum under the caption "The Recapitalization" required to be performed by them.

          6. No holder of membership interests in the Company and no other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising by operation of the charter or by-laws of ASI, the certificate of formation or limited liability company agreement of the Company or the Limited Liability Company Act of the State of Delaware.

          7. The Purchase Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Issuers and each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law.

          8. Each of the Registration Rights Agreement and the DTC Letter of Representations has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of the Issuers and each of the Guarantors, enforceable in accordance with its terms, except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

          9. The Indenture has been duly authorized, executed and delivered by each of the Issuers and each of the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with its terms.

          10. The Notes and the related Guarantees are in the respective forms contemplated by the Indenture, and have been duly authorized by each of the Issuers for issuance and sale pursuant to the Purchase Agreement and the Indenture and, when executed by each of the Issuers and each of the Guarantors and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with their terms.

          11. The Exchange Notes and the related Guarantees have been duly and validly authorized for issuance by each of the Issuers and each of the Guarantors, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of each of the Issuers and each of the Guarantors, enforceable against each of the Issuers and each of the Guarantors in accordance with their terms.

          12. The Notes, the Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

          13. The statements in the Offering Memorandum under the caption "Certain Relationships and Related Transactions," insofar as such statements constitute summaries of the provisions of the documents referred to therein and listed in Annex A hereto, provide a fair summary, in all material respects, of the documents referred to therein and listed in Annex A hereto. The statements in the Offering Memorandum under the caption "Description of Notes," insofar as such statements constitute summaries of provisions of the Notes, the related Guarantees and the Indenture, provide a fair summary, in all material respects, of the Notes, such Guarantees and the Indenture.

          14. The statements in the Offering Memorandum under the caption "U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize certain United States Federal income tax consequences of the purchase, ownership and disposition of the Notes by certain U.S. Holders (as defined in the Offering Memorandum), provide a fair summary of such consequences under current law.

          15. Except as described in the Offering Memorandum, no consent, approval, authorization or other order of, or registration or filing with, any United States or New York State governmental or regulatory authority or agency, is required for either of each of the Issuers' or each of the Guarantors' execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation by the Issuers or the Guarantors of the transactions contemplated thereby and by the Offering Memorandum under the caption "The Recapitalization," except (a) such as may be required by
                                             -
     maritime laws or the rules or regulations of the Department of Transportation or the Maritime Administration thereof, (b) such as may be
                                                             -
     required by federal and state securities laws or the Trust Indenture Act with respect to either of each of the Issuers' or each of the Guarantors' obligations under the Registration Rights Agreement and (c) as may be
                                                              -
     required under or pursuant to applicable state securities or blue sky laws, statutes, rules, regulations or orders.

          16. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities and the Indenture by the Issuers and the Guarantors and the performance by the Issuers and the Guarantors of their obligations thereunder (other than performance by the Issuers and the Guarantors of their obligations under the indemnification section of the Purchase Agreement and the Registration Rights Agreement, as to which we express no opinion) (a) have been duly authorized by all necessary
                          -
     corporate or limited liability company actions, as the case may be, on the part of the Issuers and the Guarantors, (b) will not result in any
                                              -
     violation of the provisions of the charter or by-laws of ASI or the certificate of formation or limited liability company agreement of the Company or any of the Guarantors, (c) will not, in any material respect,
                                        -
     constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any of the Guarantors pursuant to the agreements listed on Annex B hereto or (d) to our knowledge, will not result in any violation
                           -
     of any applicable United States or New York State law, the General Corporation Law and Limited Liability Company Act of the State of Delaware or any regulation or rule of any United States or New York State administrative agency applicable to the Issuers or any of the Guarantors, except that we express no opinion as to maritime laws or the rules and regulations of the Department of Transportation or the Maritime Administration thereof (and provided that our opinion as to any applicable securities law, rules or regulations is limited to that expressed in paragraph 18).

          17. Neither any of the Issuers nor any of the Guarantors is, nor after receipt of payment for the Securities will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          18. Assuming the accuracy of the representations, warranties and covenants of the Issuers, the Guarantors and the Initial Purchasers contained in the Purchase Agreement, no registration of the Notes or the related Guarantees under the Securities Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required in connection with the purchase of the Securities by the Initial Purchasers or the initial resale of the Securities by the Initial Purchasers to Qualified Institutional Buyers or pursuant to Regulation S under the Securities Act in the manner contemplated by the Purchase Agreement and the Offering Memorandum, other than any registration or qualification that may be required in connection with the Exchange Offer contemplated by the Offering Memorandum or in connection with the Registration Rights Agreement. We express no opinion, however, as to when or under what circumstances any Securities initially sold by the Initial Purchasers may be reoffered or resold.

          The opinions set forth in paragraphs 1 through 18 above are subject to the following additional qualifications and assumptions:

          (a) In rendering the opinions set forth in paragraphs 1, 2 and 3 above concerning the valid existence and good standing of ASI, the Company and each of the Guarantors, we have relied solely on good standing certificates of the Secretary of State of the State of Delaware.

          (b) In rendering the opinion set forth in paragraph 4 above, we have assumed that the consideration required by the resolutions of the Board of Directors of ASI authorizing the issuance of all of the issued capital stock of ASI has been received in full by ASI.

          (c) The opinions set forth in paragraphs 7, 8, 9, 10 and 11 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent
                                -
     conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such
                          --
     principles are considered in a proceeding at law or equity, (iii) an
                                                                  ---
     implied covenant of good faith, reasonableness and fair dealing, and standards of materiality and (iv) limitations with respect to
                                   --
     enforceability of provisions providing for indemnification or contribution, arising under applicable law (including court decisions) or public policy.

          (d) For purposes of the opinions set forth in paragraphs 15 and 16 above, we have reviewed only those statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement.

          (e) In rendering the opinion set forth in paragraphs 5 and 16 above, we have assumed that at the time of the distribution by the Company to its members in connection with the Recapitalization, after giving effect to such distribution, all liabilities of the Company, other than liabilities to members on account of their limited liability company interests, do not exceed the fair value of the assets of the Company.

          (f) We express no opinion as to (1) any waiver of inconvenient forum set forth in any agreement or (2) any provision relating to judgments in currencies other than United States dollars. We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

          (g) The opinions expressed in paragraphs 1 through 18 above are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law and Limited Liability Company Act of the State of Delaware, as currently in effect, provided that no opinion is given herein with respect to maritime laws or the rules or regulations of the Department of Transportation or the Maritime Administration thereof. In particular (and without limiting the generality of the foregoing) we express no opinion (1) as to the laws of any country (other than the Federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any party to or beneficiary of any agreements or (2) concerning the effect (if any) of any law of any jurisdiction (except the State of New York) in which any holder of any Note is located that limits the rate of interest that such holder may charge or collect. In addition (and without limiting the generality of the foregoing), our opinions are subject to the effects of, and we express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

                                     * * * *

          We have not ourselves checked the accuracy and completeness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Offering Memorandum, except to the limited extent stated in paragraphs 13 and 14 above. In the course of our review and discussion of the contents of the Offering Memorandum with certain officers and employees of the Issuers and the Guarantors and their independent accountants, but without independent check or verification, no facts have come to our attention which cause us to believe that the Offering Memorandum (other than financial statements, the related notes and schedules, and other financial information contained therein or omitted therefrom, as to which we express no belief) at the date thereof or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          This letter is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions or beliefs expressed herein after the date hereof.

                                                                       EXHIBIT C

   FORM OF OPINION OF WASHINGTON COUNSEL FOR THE COMPANIES AND THE GUARANTORS

          Opinion of counsel for the Companies to be delivered pursuant to
Section 5(c)(ii) of the Purchase Agreement.

          We have acted as local counsel in the States of Alaska and Washington to American Seafoods Group, L.L.C., a Delaware limited liability company ("Group") in connection with its execution and delivery to you of the Purchase Agreement and certain related transaction documents referred to therein. We are delivering this opinion to you at Group's request pursuant to Group's undertakings under Section 5(c)(ii) of the Purchase Agreement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Purchase Agreement.

          The opinions we express herein are limited to the general laws of the State of Washington and, in respect of our first and second opinions, the general laws of the State of Alaska. Otherwise, unless addressed specifically in a stated opinion, our opinion excludes the federal law of the United States of America and the laws of all other states, including, without limitation, such federal and state laws, regulations.

          In connection with this opinion we have examined the following documents, instruments, and certificates:

          (1)  Purchase Agreement;

          (2)  Registration Rights Agreement;

          (3)  DTC Letter of Representations;

          (4)  Securities;

          (5)  the form of Exchange Securities;

          (6)  Indenture; and

          (7) Certificates of an Officer of Group and of each Guarantor (other than American Seafoods International L.L.C., American Seafoods Processing L.L.C., The Hadley Group Ltd., and New Bedford Seafoods L.L.C. (collectively, the "Excluded Guarantors")), each
               dated April   , 2002, and the documents attached as exhibits to
                           --
               each such certificate, consisting of:

               (a)  Certificate of Authority/Existence issued by the Secretary
                    of State of the State of Washington, dated April   , 2002,
                                                                    --
                    in respect of Group or a Guarantor, as the case may be; and

               (b)  Certificate(s) of Compliance issued by the Secretary of
                    State of the State of Alaska, dated April   , 2002, in
                                                             ---
                    respect of Group or a Guarantor, as the case may be.

          We refer to the documents in paragraphs 1 through 6 above, collectively, as the "Transaction Documents," and all the documents above, collectively, as the "Examined Documents."

          Furthermore, since neither Group nor any Guarantor is organized under the laws of the State of Washington, we have assumed that: (i) each is duly organized, validly existing, and in good standing as a limited liability company under the laws of Delaware; (ii) each has all the necessary corporate power and corporate authority to enter into, and to perform its obligations, under each of the Transaction Documents; (iii) each has authorized, by all necessary corporate action, the execution and delivery of, and the performance of its obligations under, each of the Transaction Documents; and (iv) each has duly executed and delivered the Transaction Documents.

          Similarly, as to matters of fact material to our opinions, we have relied on statements contained in the Examined Documents except for our third opinion, for which we have also relied on our examination of such other facts and materials as we have considered necessary. Aside from public records included among the Examined Documents, we have not independently reviewed any public records such as tax status, court filings, corporate dissolution filings, and the like.

          When we use the phrase "to our knowledge" or words of similar effect in this opinion, we mean the current conscious awareness of Matthew L. Fick and Joe B. Stansell.

          Based on the foregoing limitations, examinations, and assumptions, and subject to each qualification set forth below, we are of the opinion that:

          1. Group is duly qualified to do business and is in good standing as a foreign limited liability company in Alaska and Washington.

          2. To our knowledge, each Guarantor (other than the Excluded Guarantors, as to which we express no opinion) is duly qualified to do business and is in good standing as a foreign limited liability company in Alaska and Washington.

          3. All of the outstanding shares of common stock of ASC Inc, have been duly authorized and validly issued and are fully paid and nonassessable.

          4. The execution and delivery of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities and the Indenture by Group, and the Guarantors (other than the Excluded Guarantors) and the performance by Group, and the Guarantors (other than the Excluded Guarantors) of their obligations thereunder (other than performance by Group, and the Guarantors of their obligations under the indemnification section of the Purchase Agreement, as to which we express no opinion), to our knowledge, will not result in any violation of any provision of Washington State statutory law or regulation applicable to Group, or to the Guarantors (other than the Excluded Guarantors).

          5. Pacific Longline Company, LLC ("PLC") has the limited liability company power and authority to enter into and perform its obligations under the Termination Agreement relating to the Company's guarantee of PLC's indebtedness under that certain Revolving Term Note and Loan Agreement dated December 26, 2001 (the "PLC Debt") by and between PLC and Northwest Farm Credit Services, PCA.

          6. The Termination Agreement has been duly authorized, executed and delivered by PLC and assuming the due authorization, execution and delivery thereof by Group, constitutes a valid and binding agreement of PLC, enforceable in accordance with its terms.

          The opinions we express above are qualified by the following statements:

          A. We do not express any opinion on the effect of bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws that affect the rights and remedies of creditors generally and the effect of general principles of equity, whether applied by a court of law or equity.

          This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion, or information confirmed in this opinion letter.

          We furnish this opinion letter to you solely for your benefit in connection with the transactions contemplated in the Purchase Agreement. Neither you nor any other person may use or rely on this opinion letter for any other purpose without our prior written consent.

                                                                       EXHIBIT D

     FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANIES AND THE GUARANTORS

          Opinion of counsel for the Companies to be delivered pursuant to
Section 5(c)(iii) of the Purchase Agreement.

          (i) To the best knowledge of such counsel, neither of the Companies nor any of their subsidiaries is in violation of its certificate of formation or certificate of incorporation, as the case may be, or by-laws or limited liability agreement, as the case may be, or any law, administrative regulation or administrative court decree applicable to the Companies or any of their subsidiaries or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material agreements, instruments and documents, except in each such case for such violations or Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

          (ii) Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened: (i) against or affecting either Company or any of their subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, either Company or any of their subsidiaries, where in any such case described in clause (i) or (ii)
     (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to either Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Memorandum in the "Use of Proceeds" section.

          (iii) All of the membership interests in each partnership or limited liability company subsidiary are owned by Group, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best knowledge of such counsel, any pending or threatened claim.

          (iv) No holder of membership interests in Group or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of Group arising by operation of the charter or by-laws of ASG Inc., the certificate of formation or limited liability company agreement of Group or the General Corporation Law of the State of Delaware or, to the best knowledge of such counsel, otherwise.

          (i) The statements in the Offering Memorandum under the captions "Business--Litigation", and "Government Regulation" insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

                                                                       EXHIBIT E

   FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANIES AND THE GUARANTORS

          Opinion of counsel for the Companies to be delivered pursuant to
Section 5 (n)(i) of the Purchase Agreement.

          We have acted as special maritime counsel to (i) American Seafoods Group LLC, a Delaware limited liability company ("Group"), (ii) American Seafoods Inc., a Delaware corporation and wholly owned subsidiary of Group ("ASG Inc." and, together with Group, collectively, the "Companies" and, each individually, a "Company"), and (iii) the Guarantors identified on Schedule B to the Purchase Agreement dated April 4, 2002, by and among the Companies, the Guarantors, and Banc of America Securities LLC (the "Purchase Agreement"), in connection with the execution and delivery by the Companies and the Guarantors of the Purchase Agreement. Capitalized terms not otherwise defined herein are used with the meanings specified in the Purchase Agreement. This opinion is being delivered to you in partial satisfaction of the condition precedent set forth in Section 5(n)(i) of the Purchase Agreement.

          In connection with rendering this opinion, we have examined copies of the Purchase Agreement, the Amended and Restated Credit Agreement dated as
     of                 , 2002, among American Seafoods Consolidated LLC, Group,
        ----------------
     certain lenders parties thereto, and Bank of America, N.A. (the "Amended and Restated Credit Agreement"), the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, the Securities, and the Exchange Securities (collectively, the "Transaction Agreements"). In making such examinations, we have assumed, but have not independently verified, that all signatures on apparently original documents examined by us are authentic and that all documents submitted to us as copies conform to the originals.

          Based upon the foregoing, and subject to the qualifications and limitations hereinafter stated, we are of the opinion that:

          1. The statements in the Offering Memorandum under the caption "Government Regulation", insofar as they relate to the United States citizenship requirements imposed by the American Fisheries Act (as set forth in Chapters 121 and 313 of Title 46 of the United States Code) on vessels of 100 feet or greater in registered length having a fishery endorsement (hereinafter, "Fishery Vessels"), insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein;

          2. No consent, approval, authorization or other order of, or registration or filing pursuant to, United States laws referred to in the preceding paragraph, to the extent those laws apply to Fishery Vessels, is required for either of the Company's or each Guarantors execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except that: (i) any mortgage securing the obligations of the Companies or the Guarantors under the Amended and Restated Credit Agreement must be filed in compliance with Chapter 313, Title 46 of the United States Code and the regulations thereunder, (ii) each of the Companies, each of the Guarantors, any purchasers of the Notes described in the Purchase Agreement (including the Initial Purchasers and any Subsequent Purchasers), and any mortgagee or mortgage trustee under the Amended and Restated Credit Agreement will have to comply with Section 2202 of Public Law 107-20, the provisions of which (other than the repeal of section 31322(a)(4)(B) and (C) of Title 46 of the United States Code, as amended by section 202(b) of the American Fisheries Act) become effective April 1, 2003, and the implementing regulations thereto which have not been issued at this time, and (iii) to the extent that there are changes in the ownership or control of the Companies or of any subsidiaries of the Companies that directly or indirectly own Fishery Vessels, the Maritime Administration ("MarAd") of the United States Department of Transportation must be notified of such changes within thirty days and a new affidavit of U.S. citizenship reflecting such changes and otherwise in compliance with Part 356 of Title 46 of the Code of Federal Regulations must be filed with MarAd at the time the Companies' annual citizenship affidavits are due;

          3. Provided that the actions described in clauses (i) through (iii) of paragraph 2 above are taken in a timely manner, the execution and delivery of the Purchase Agreement, the Amended and Restated Credit Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities, and the Indenture by the Companies and the Guarantors and the performance by the Companies and the Guarantors of their obligations thereunder (other than performance by the Companies or the Guarantors of their obligations under the indemnification provisions of the Purchase Agreement and the Registration Rights Agreement, as to which we express no opinion), to our knowledge, will not result in any violation of the laws referred to in paragraph 1 of this opinion applicable to Fishery Vessels owned by the Companies or any of the Guarantors.

          In connection with the opinions expressed herein, we call your attention to Section 2202(d) of Public Law 107-20, which directs the Secretary of Transportation, in determining whether a vessel owner is eligible by reason of citizenship to own a Fishery Vessel, not to consider the citizenship status of a lender, in its capacity as a lender with respect to that vessel owner, until after April 1, 2003. Accordingly, we express no opinion herein as to the effect of the citizenship of any lender or the terms of any loan agreement or debt instrument (whether secured or unsecured) related to Fishery Vessels owned by the Companies or any of the subsidiaries of the Companies with respect to the eligibility of the vessel owner to document a vessel with a fishery endorsement under Chapter 121 of Title 46 of the United States Code.

          The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to advise the addressee of this opinion of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including, but not limited to, (i) regulations implementing amendments made to Chapter 313 of Title 46 United States Code by Public Law 107-20 which amendments (other than the repeal of section 31322(a)(4)(B) and (C) of Title 46 of the United States Code, as amended by section 202(b) of the American Fisheries Act) become effective April 1, 2003, and (ii) changes which could result from pending or future regulations, legislation, law and jurisprudence.

          This letter and the opinion set forth herein are solely for the benefit of the addressees hereof, and their successors and assigns. Without our prior written consent, no person other than the addressees hereof is entitled to rely on this opinion for any reason.

                                                                       EXHIBIT F

   FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANIES AND THE GUARANTORS

          Opinion of counsel for the Companies to be delivered pursuant to
Section 5(n)(ii) of the Purchase Agreement.

          We have acted as special maritime counsel to (i) American Seafoods Group LLC, a Delaware limited liability company ("Group"), (ii) American Seafoods Inc., a Delaware corporation and wholly owned subsidiary of Group ("ASG Inc." and, together with Group, collectively, the "Companies" and, each individually, a "Company"), and (iii) the Guarantors identified on Schedule B to the Purchase Agreement dated April 4, 2002, by and among the Companies, the Guarantors, Banc of America Securities LLC, BMO Nesbitt Burns Corp., and Scotia Capital (USA) Inc. (the "Purchase Agreement"), in connection with the execution and delivery by the Companies and the Guarantors of the Purchase Agreement. Capitalized terms not otherwise defined herein are used with the meanings specified in the Purchase Agreement. We have also aced as special maritime counsel to American Seafoods Company LLC, a Delaware limited liability company ("ASC") in connection with ASC's compliance with United States citizenship requirements imposed by the American Fisheries Act (as set forth in Chapters 121 and 313 of Title 46 of the United States Code on vessels of 100 feet or greater in registered length having a fishery endorsement (hereinafter, "Fishery Vessels"). This opinion is being delivered to you in partial satisfaction of the condition precedent set forth in Section 5(n)(ii) of the Purchase Agreement.

          In connection with rendering this opinion, we have examined copies of the Purchase Agreement, the Amended and Restated Credit Agreement dated as
     of             , 2002, among American Seafoods Consolidated LLC, Group,
       -------------
     certain lenders parties thereto, and Bank of America, N.A. (the "Amended and Restated Credit Agreement"), the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, the Securities, the Exchange Securities (collectively, the "Transaction Agreements") and copies of the other documents and instruments referred to herein. In making such examinations, we have assumed, but have not independently verified, that all signatures on apparently original documents examined by us are authentic and that all documents submitted to us as copies conform to the originals.

          Based upon the foregoing, and subject to the qualifications and limitations hereinafter stated, we are of the opinion that:

          1. The statements in the Offering Memorandum under the caption "Government Regulation," insofar as they relate to the United States citizenship requirements imposed by the American Fisheries Act (as set forth in Chapters 121 and

     313 of Title 46 of the United States Code) on vessels of 100 feet or greater in registered length having a fishery endorsement (hereinafter, "Fishery Vessels"), insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein;

          2. No consent, approval, authorization or other order of, or registration or filing pursuant to, United States laws referred to in the preceding paragraph, to the extent those laws apply to Fishery Vessels, is required for either of the Company's or each Guarantor's execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated thereby and by the Offering Memorandum, except that: (i) any mortgage securing the obligations of the Companies or the Guarantors under the Amended and Restated Credit Agreement must be filed in compliance with Chapter 313, Title 46 of the United States Code and the regulations thereunder, (ii) each of the Companies, each of the Guarantors, any purchasers of the Notes described in the Purchase Agreement (including the Initial Purchasers and any Subsequent Purchasers), and any mortgagee or mortgage trustee under the Amended and Restated Credit Agreement will have to comply with Section 2202 of Public Law 107-20, the provisions of which (other than the repeal of section 31322(a)(4)(B) and (C) of Title 46 of the United States Code, as amended by section 202(b) of the American Fisheries Act) become effective April 1, 2003, and the implementing regulations thereto which have not been issued at this time*, and (iii) to the extent that there are changes in the ownership or control of the Companies or of any subsidiaries of the Companies that directly or indirectly own Fishery Vessels, the Maritime Administration ("MarAd") of the United States Department of Transportation must be notified of such changes within thirty days and a new affidavit of U.S. citizenship reflecting such changes and otherwise in compliance with Part 356 of Title 46 of the Code of Federal Regulations must be filed with MarAd at the time the Companies' annual citizenship affidavits are due;

          3. Provided that the actions described in clauses (i) through (iii) of paragraph 2 above are taken in a timely manner, the execution and delivery of the Purchase Agreement, the Amended and Restated Credit Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities, and the Indenture by the Companies and the Guarantors and the performance by the Companies and the Guarantors of their obligations thereunder (other than performance by the Companies or the Guarantors of their obligations under

----------
* We understand that proposed regulations may be published before the closing, and if so, this statement would be modified accordingly.

     the indemnification provisions of the Purchase Agreement and the Registration Rights Agreement, as to which we express no opinion), to our knowledge, will not result in any violation of the laws referred to in paragraph 1 of this opinion applicable to Fishery Vessels owned by the Companies or any of the Guarantors.

          4. Relying solely on the veracity of the statements set forth in (i) the letter dated April 5th, 2001, from Michael J. Hyde, President of American Seafoods Company LLC, a Delaware limited liability company, to Murray A. Bloom, Citizenship Approval Officer, Maritime Administration, Department of Transportation, (ii) the affidavit of U.S. citizenship of American Seafoods L.P. and ASC Management, Inc., sworn to January 7, 2002,
     (iii) the affidavit of U.S. citizenship of Centre Investment Funds, sworn to January 8, 2002, (iv) the affidavit of U.S. citizenship of Group, sworn to January 8, 2002, (v) the affidavit of U.S. citizenship of American Seafoods Company LLC, sworn to January 9, 2002, (vi) the affidavit of U.S. citizenship of Central Bering Sea Fisherman's Association, an Alaska non-profit corporation, sworn to January 8, 2002, (vii) the affidavit of U.S. citizenship of SF Partners XXIV, LLC, a Delaware limited liability company, sworn to January 8, 2002, (viii) the affidavit of U.S. citizenship of Coastal Villages Pollock LLC, an Alaska limited liability company and Coastal Villages Region Fund, an Alaska non-profit corporation, sworn to January 10, 2002, (ix) the supplemental affidavit of U.S. citizenship of
     American Seafoods L.P. and ASC Management, Inc., sworn to on April   ,
                                                                       ---
     2002, and attached hereto as Exhibit A, (x) the supplemental affidavit of
     U.S. citizenship of American Seafoods Holdings LLC, sworn to on April   ,
                                                                          ---
     2002, and attached hereto as Exhibit B, and (xi) any supporting documents submitted to MarAd in connection with any of the foregoing affidavits and supplemental affidavits, and relying on MarAd's citizenship determination letter dated January 28, 2002, and assuming that MarAd would apply the same criteria to a citizenship determination based on the foregoing supplemental affidavits as it applied in making the citizenship determination reflected in the January 28, 2002 letter, the statements set forth in the foregoing supplemental affidavits will not, solely by reason thereof, cause the vessel owning companies to be ineligible to document a Fishery Vessel with a fishery endorsement under Chapter 121 of Title 46 of the United States Code.

          In connection with the opinions expressed herein, we call your attention to Section 2202(d) of Public Law 107-20, which directs the Secretary of Transportation, in determining whether a vessel owner is eligible by reason of citizenship to own a Fishery Vessel, not to consider the citizenship status of a lender, in its capacity as a lender with respect to that vessel owner, until after April 1, 2003. Accordingly, we express no opinion herein as to the effect of the citizenship of any lender or the terms of any loan agreement or any debt instrument related to Fishery Vessels owned by the Companies or any of the subsidiaries of the Companies with respect to the eligibility of the vessel owner to document a vessel with a fishery endorsement under Chapter 121 of Title 46 of the United States Code.

          The opinions expressed herein are expressed as of the date hereof based on the facts set forth in the affidavits and documents referred to herein, and we assume no obligation to advise the addressee of this opinion of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention, including, but not limited to, (i) regulations implementing amendments made to Chapter 313 of Title 46 United States Code by Public Law 107-20 which amendments (other than the repeal of section 31322(a)(4)(B) and (C) of Title 46 of the United States Code, as amended by section 202(b) of the American Fisheries Act) become effective April 1, 2003, and (ii) changes which could result from pending or future regulations, legislation, law and jurisprudence.

          This letter and the opinion set forth herein are solely for the benefit of the addressees hereof, and their successors and assigns. Without our prior written consent, no person other than the addressees hereof is entitled to rely on this opinion for any reason.

                                                                         ANNEX I

                    TERMS AND CONDITIONS OF OFFERS AND SALES

          Each Initial Purchaser understands that:

          (a) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto aid the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and including the statements required by Regulation S.

          (b) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or
     (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

               Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

                                   Annex I-1